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                      SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C. 20549








                                   FORM 8-K




                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) October 1, 1998
                                                 ---------------



                             BANCFIRST CORPORATION
                             ---------------------
            (Exact name of registrant as specified in its charter)






   OKLAHOMA                         0-14384                       73-1221379
   --------                         -------                       ----------
(State or other                   (Commission                  (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


      101 North Broadway, Suite 200, Oklahoma City, Oklahoma       73102
      ------------------------------------------------------       -----
            (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code  (405)270-1086
                                                    -------------
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On October 1, 1998, BancFirst Corporation ("BancFirst") consummated a merger with AmQuest Financial Corp. ("AmQuest") of Duncan, Oklahoma. The merger was accomplished through the exchange of .7917 shares of BancFirst common stock for each share of AmQuest common stock outstanding. A total of 2,522,594 shares of BancFirst common stock were issued to 255 AmQuest shareholders. BancFirst was the surviving company and the subsidiaries of AmQuest, Exchange National Bank and Trust Company of Ardmore, Oklahoma and AmQuest Bank, N.A. of Lawton, Oklahoma, became wholly-owned subsidiaries of BancFirst. The terms of the merger were determined through negotiations with the executive management and principal shareholders of AmQuest, and through analysis by management of BancFirst of a number of factors relating to AmQuest including markets served, historical earnings, projected future earnings, anticipated cost savings, asset quality and fair values of certain assets. AmQuest had total assets of $526 million at the time of the merger. The merger will be accounted for as a pooling of interests.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of businesses acquired.

          The required financial statements for AmQuest Financial Corp. are not included in this report. Such financial statements will be filed on or before December 15, 1998.

     (b)  Pro forma financial information.

          The required pro forma financial information is not included in this report. Such pro forma financial information will be filed on or before December 15, 1998.

     (c)  Exhibits.



EXHIBIT   EXHIBIT
NUMBER

  2.1 Merger Agreement dated May 6, 1998 between BancFirst Corporation and AmQuest Financial Corp. (filed as Exhibit 2.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference).
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                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date October 15, 1998            /s/ RANDY P. FORAKER
     ----------------            -----------------------------------------------
                                 Randy P. Foraker
                                 Sr. Vice President and Controller;
                                 Assistant Secretary; Treasurer
                                 (Principal Accounting Officer)